                                                                               .
                                                                               .
                                                                               .

                                                                 Exhibit 4(d)(i)

                      ADDITIONAL INCOME OPTION ENDORSEMENT

           ENDORSEMENT
            SECTION 1.                     GENERAL INFORMATION

1.1   WHAT IS OUR                   Our agreement with you includes this
      AGREEMENT WITH YOU?           endorsement as a part of the contract to
                                    which it is attached. The provisions of the
                                    contract apply to this endorsement unless
                                    changed by this endorsement.

           ENDORSEMENT
            SECTION 2.                                 BENEFIT

2.1   WHAT IS THE BENEFIT           This endorsement provides 6 additional
      PROVIDED BY THIS              income payout options, as described below.
      ENDORSEMENT?                  The term "annuitant", when used in the
                                    income payout options below, includes any
                                    beneficiary who elects to apply death
                                    benefit proceeds under an income payout
                                    option as allowed under the contract.

                                    We reserve the right to discontinue offering the additional options provided by this endorsement if the U.S. Treasury no longer issues new Treasury Inflation-Protection
                                    Securities.

           ENDORSEMENT
            SECTION 3.                           ADDITIONAL OPTIONS

3.1   WHAT ADDITIONAL               OPTION 5A - SINGLE LIFE INCOME - PAYMENTS
      INCOME PAYOUT                 ADJUSTED FOR INFLATION - GUARANTEE PERIOD
      OPTIONS ARE                   CERTAIN (FIXED INCOME PAYMENTS ONLY). We
      AVAILABLE?                    will pay monthly income payments to the
                                    payee for as long as the annuitant lives. If
                                    the original payee dies before all of the
                                    income payments have been made for the
                                    guaranteed period certain: (a) income
                                    payments will be continued during the
                                    remainder of the guaranteed period certain
                                    to the successor payee; or (b) the present
                                    value of the remaining income payments,
                                    calculated on the same basis used to create
                                    Option 5A rates, will be paid to the
                                    successor payee or to the last surviving
                                    payee's estate, if there is no successor
                                    payee.

                                    The guaranteed period certain choices are:

                                                    a.) 5 years;

                                                    b.) 10 years;

                                                    c.) 15 years; or

                                                    d.) 20 years.

                                    Dividends, if any, will be payable as
                                    determined by us. We do not anticipate any dividends will be paid.

                                    OPTION 5B - SINGLE LIFE INCOME - PAYMENTS
                                    ADJUSTED FOR INFLATION - LIFETIME PAYOUT
                                    (FIXED INCOME PAYMENTS ONLY). We will pay monthly income payments to the payee for as long as the annuitant lives.

                                    Dividends, if any, will be payable as
                                    determined by us. We do not anticipate any dividends will be paid.

2004-VAIO

                                    OPTION 6A - JOINT LIFE INCOME - PAYMENTS
                                    ADJUSTED FOR INFLATION - GUARANTEE PERIOD
                                    CERTAIN (FIXED INCOME PAYMENTS ONLY). We will pay monthly income payments to the payee for as long as either of the co-annuitants is living. If at the death of the second surviving annuitant, income payments have been made for less than the guaranteed period certain: (a) income payments will be continued during the remainder of the guaranteed period certain to the successor payee; or (b) the present value of the remaining income payments, calculated on the same basis used to create
                                    Option 6A rates, will be paid to the
                                    successor payee or to the last surviving payee's estate, if there is no successor payee.

                                    The guaranteed period certain choices are:

                                                    a.) 5 years;

                                                    b.) 10 years;

                                                    c.) 15 years; or

                                                    d.) 20 years.


                                    Dividends, if any, will be payable as
                                    determined by us. We do not anticipate any dividends will be paid.

                                    OPTION 6B - JOINT LIFE INCOME - PAYMENTS
                                    ADJUSTED FOR INFLATION - LIFETIME PAYOUT
                                    (FIXED INCOME PAYMENTS ONLY). We will pay monthly income payments to the payee for as long as either of the co-annuitants is living.

                                    Dividends, if any, will be payable as
                                    determined by us. We do not anticipate any dividends will be paid.

                                    OPTION 7 - SINGLE LIFE INCOME - PAYMENTS
                                    ADJUSTED FOR INFLATION - LIFETIME PAYOUT
                                    WITH CASH REFUND (FIXED INCOME PAYMENTS
                                    ONLY). We will pay monthly income payments to the payee for as long as the annuitant lives. The total amount paid under this option will be at least equal to the contract value applied. If the original payee dies and the total of all income payments paid is less than the adjusted net contract value applied to this income payout option, the difference will be payable to the successor payee in a single sum. If there is no successor payee, it will be payable to the payee's estate.

                                    Dividends, if any, will be payable as
                                    determined by us. We do not anticipate any dividends will be paid

                                    OPTION 8 - JOINT LIFE INCOME - PAYMENTS
                                    ADJUSTED FOR INFLATION - LIFETIME PAYOUT
                                    WITH CASH REFUND (FIXED INCOME PAYMENTS
                                    ONLY). We will pay monthly income payments to the payee for as long as either of the co-annuitants is living. The total amount paid under this option will be at least equal to the contract value applied. If at the death of the second surviving annuitant, the total of all income payments paid is less than the adjusted net contract value applied to this income payout option, the difference will be payable to the successor payee in a single sum. If there is no successor payee, it will be payable to the last surviving payee's estate.

                                    Dividends, if any, will be payable as
                                    determined by us. We do not anticipate any dividends will be paid.

3.2   HOW WILL FIXED                The dollar amount of the initial income
      INCOME PAYMENT                payment will be determined by dividing the
      VALUES BE DETERMINED          adjusted net contract value applied by
      FOR THESE ADDITIONAL          $1,000, and multiplying the result by the
      INCOME PAYOUT                 applicable option rate shown in Endorsement
      OPTIONS?                      Section 4. Higher current option rates may
                                    be available on the payout date and are
                                    available upon your request to our home
                                    office.

                                    Income payments for the remainder of the calendar year in which your payout date occurs will be equal to your initial income payment.

                                    The dollar amount of income payments for subsequent calendar years, adjusted for inflation, will be calculated annually and will be effective for the duration of the calendar year. The adjustment for inflation is based on the percentage increase in the Consumer Price Index (defined below) for the
                                    12 month period ending September 30th of the prior calendar year. If the percentage change in the Consumer Price Index is zero or less, your income payments for the upcoming calendar year will remain unchanged.

                                    Income payments will never decrease due to an adjustment for inflation under these options.

                                    Consumer Price Index means the Consumer
                                    Price Index Urban Wage Earners and Clerical
                                    Workers (Current Series). If the Consumer
                                    Price Index is discontinued, a substitute index published by the U.S. Department of Labor or successor agency will be used. Such substitute index may be subject to approval by your state insurance department, if required by state law.

           ENDORSEMENT
            SECTION 4.                        ADDITIONAL OPTION TABLES


4.1   WHAT RATES WILL BE            The rates shown in the following tables are
      USED TO DETERMINE             used to determine the minimum payment values
      PAYMENT VALUES FOR            for monthly income payments. Higher current
      THESE ADDITIONAL              rates may be available on the payout date,
      INCOME PAYOUT                 and are available upon your request to our
      OPTIONS?                      home office.

                                    The additional options provided by this
                                    endorsement are based on the Annuity 2000
                                    Table and with compound interest at the
                                    effective rate of 3.50% per year and an
                                    assumed annual payment increase of 4.50%.
                                    Rates for ages not shown will be calculated on an actuarially equivalent basis and will be available upon request.

                                    The Type A life income rates for these
                                    additional options are based on the
                                    annuitant's age and gender; or the
                                    beneficiary's age and gender if the
                                    beneficiary elects to apply death benefit proceeds under an income payout option. The
                                    Type B life income rates are based on the annuitant's age; or the beneficiary's age if the beneficiary elects to apply death benefit proceeds under an income payout option. The life income rates type for this contract is shown on the contract data page.

OPTION 5A - SINGLE LIFE INCOME RATES - PAYMENTS ADJUSTED FOR INFLATION - GUARANTEE PERIOD CERTAIN - FIRST PAYMENT DUE AT BEGINNING OF PERIOD.

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED

                                         AGE - MALE
        ----------------------------------------------------------------------------
YEARS    60    61    62    63    64    65    66    67    68    69    70    71    72
-----   ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
5       2.98  3.10  3.22  3.36  3.50  3.65  3.81  3.98  4.16  4.35  4.55  4.76  4.99
10      2.95  3.06  3.17  3.30  3.43  3.56  3.71  3.85  4.01  4.17  4.34  4.51  4.69
15      2.87  2.97  3.07  3.17  3.28  3.39  3.50  3.61  3.73  3.84  3.95  4.07  4.18
20      2.73  2.81  2.88  2.96  3.04  3.11  3.18  3.25  3.32  3.38  3.44  3.50  3.55

                                         AGE - MALE
        ----------------------------------------------------------------------------
YEARS    73    74    75    76    77    78    79    80    81    82    83    84    85
-----   ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
5       5.23  5.48  5.75  6.04  6.34  6.65  6.98  7.33  7.69  8.07  8.45  8.85  9.26
10      4.87  5.06  5.25  5.44  5.64  5.83  6.02  6.21  6.40  6.57  6.74  6.90  7.06
15      4.29  4.39  4.49  4.58  4.67  4.76  4.83  4.90  4.96  5.01  5.06  5.10  5.14
20      3.60  3.64  3.68  3.71  3.74  3.76  3.78  3.80  3.81  3.83  3.83  3.84  3.85

                                        AGE - FEMALE
        ----------------------------------------------------------------------------
YEARS    60    61    62    63    64    65    66    67    68    69    70    71    72
-----   ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
5       2.65  2.75  2.86  2.97  3.09  3.22  3.36  3.51  3.66  3.83  4.01  4.20  4.41
10      2.63  2.73  2.83  2.94  3.06  3.18  3.31  3.45  3.59  3.74  3.90  4.07  4.25
15      2.59  2.68  2.78  2.88  2.98  3.09  3.20  3.31  3.43  3.55  3.68  3.80  3.93
20      2.52  2.60  2.68  2.76  2.84  2.92  3.00  3.09  3.16  3.24  3.32  3.39  3.45

                                        AGE - FEMALE
        ----------------------------------------------------------------------------
YEARS    73    74    75    76    77    78    79    80    81    82    83    84    85
-----   ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
5       4.63  4.87  5.13  5.40  5.69  6.00  6.34  6.69  7.07  7.46  7.88  8.32  8.77
10      4.44  4.63  4.83  5.04  5.26  5.47  5.69  5.91  6.12  6.33  6.54  6.73  6.90
15      4.06  4.18  4.30  4.42  4.53  4.63  4.72  4.81  4.89  4.95  5.01  5.06  5.11
20      3.51  3.57  3.62  3.66  3.70  3.73  3.76  3.78  3.80  3.82  3.83  3.84  3.84

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED

                                        AGE - UNISEX
        ----------------------------------------------------------------------------
YEARS    60    61    62    63    64    65    66    67    68    69    70    71    72
-----   ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
5       2.72  2.82  2.93  3.05  3.17  3.31  3.45  3.60  3.76  3.93  4.12  4.31  4.52
10      2.70  2.80  2.90  3.01  3.13  3.26  3.39  3.53  3.67  3.83  3.99  4.16  4.34
15      2.65  2.74  2.84  2.94  3.04  3.15  3.26  3.38  3.49  3.61  3.74  3.86  3.98
20      2.56  2.64  2.72  2.80  2.88  2.96  3.04  3.12  3.20  3.27  3.34  3.41  3.48

                                        AGE - UNISEX
        ----------------------------------------------------------------------------
YEARS    73    74    75    76    77    78    79    80    81    82    83    84    85
-----   ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
5       4.75  4.99  5.25  5.52  5.82  6.13  6.47  6.82  7.19  7.58  8.00  8.42  8.86
10      4.53  4.72  4.92  5.12  5.33  5.55  5.76  5.97  6.18  6.38  6.58  6.76  6.94
15      4.10  4.22  4.34  4.45  4.56  4.66  4.75  4.83  4.90  4.97  5.02  5.07  5.11
20      3.53  3.59  3.63  3.67  3.71  3.74  3.76  3.79  3.80  3.82  3.83  3.84  3.84

OPTION 5B - SINGLE LIFE INCOME RATES - PAYMENTS ADJUSTED FOR INFLATION - LIFETIME PAYOUT - FIRST PAYMENT DUE AT BEGINNING OF PERIOD.

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED

                                             AGE
        ----------------------------------------------------------------------------
YEARS    60    61    62    63    64    65    66    67    68    69    70    71    72
-----   ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
MALE    2.99  3.11  3.24  3.37  3.52  3.67  3.84  4.01  4.20  4.40  4.61  4.84  5.08
FEMALE  2.66  2.76  2.87  2.98  3.10  3.23  3.37  3.52  3.68  3.85  4.04  4.24  4.45

                                             AGE
        ----------------------------------------------------------------------------
YEARS    73    74    75    76    77    78    79    80    81    82    83    84     85
-----   ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  -----
MALE    5.34  5.61  5.91  6.23  6.57  6.93  7.32  7.74  8.19  8.67  9.18  9.73  10.31
FEMALE  4.68  4.93  5.21  5.50  5.82  6.16  6.53  6.94  7.38  7.85  8.37  8.93   9.53

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED

                                             AGE
        ----------------------------------------------------------------------------
YEARS    60    61    62    63    64    65    66    67    68    69    70    71    72
-----   ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
UNISEX  2.72  2.83  2.94  3.06  3.18  3.32  3.46  3.62  3.78  3.96  4.15  4.35  4.57

                                             AGE
        ----------------------------------------------------------------------------
YEARS    73    74    75    76    77    78    79    80    81    82    83    84    85
-----   ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
UNISEX  4.81  5.07  5.34  5.64  5.96  6.31  6.69  7.09  7.53  8.01  8.53  9.08  9.69

OPTION 6A - JOINT AND SURVIVOR LIFE INCOME RATES - PAYMENTS ADJUSTED FOR INFLATION - GUARANTEE PERIOD CERTAIN - FIRST PAYMENT DUE AT BEGINNING OF PERIOD.

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED

                             5 YEAR GUARANTEE PERIOD

                            AGE - FEMALE
              ---------------------------------------
AGE MALE       60     65     70     75     80     85
--------      ----   ----   ----   ----   ----   ----
60            2.26   2.48   2.66   2.79   2.88   2.93
65            2.40   2.71   3.00   3.25   3.42   3.54
70            2.50   2.90   3.32   3.72   4.06   4.29
75            2.57   3.04   3.58   4.17   4.73   5.17
80            2.61   3.12   3.77   4.54   5.37   6.12
85            2.63   3.17   3.88   4.80   5.89   7.02

                            10 YEAR GUARANTEE PERIOD

                            AGE - FEMALE
              ---------------------------------------
AGE MALE       60     65     70     75     80     85
--------      ----   ----   ----   ----   ----   ----
60            2.26   2.48   2.66   2.79   2.87   2.92
65            2.40   2.71   3.00   3.23   3.40   3.49
70            2.50   2.89   3.31   3.69   4.00   4.19
75            2.57   3.03   3.56   4.11   4.61   4.95
80            2.60   3.11   3.73   4.44   5.15   5.69
85            2.62   3.15   3.83   4.65   5.53   6.27

                            15 YEAR GUARANTEE PERIOD

                            AGE - FEMALE
              ---------------------------------------
AGE MALE       60     65     70     75     80     85
--------      ----   ----   ----   ----   ----   ----
60            2.26   2.47   2.64   2.76   2.83   2.86
65            2.39   2.69   2.96   3.17   3.30   3.36
70            2.49   2.87   3.25   3.58   3.79   3.90
75            2.55   2.98   3.46   3.91   4.23   4.40
80            2.58   3.05   3.59   4.13   4.55   4.78
85            2.59   3.08   3.65   4.24   4.72   4.99

                            20 YEAR GUARANTEE PERIOD

                            AGE - FEMALE
              ---------------------------------------
AGE MALE       60     65     70     75     80     85
--------      ----   ----   ----   ----   ----   ----
60            2.24   2.44   2.59   2.68   2.72   2.73
65            2.37   2.64   2.87   3.01   3.08   3.11
70            2.45   2.79   3.09   3.30   3.40   3.44
75            2.50   2.87   3.22   3.48   3.62   3.67
80            2.51   2.91   3.29   3.58   3.73   3.79
85            2.52   2.92   3.31   3.61   3.77   3.83

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED

                             5 YEAR GUARANTEE PERIOD

                            AGE - UNISEX
              ---------------------------------------
AGE UNISEX     60     65     70     75     80     85
----------    ----   ----   ----   ----   ----   ----
60            2.21   2.38   2.52   2.60   2.66   2.69
65            2.38   2.65   2.88   3.05   3.17   3.24
70            2.52   2.88   3.24   3.56   3.80   3.95
75            2.60   3.05   3.56   4.07   4.52   4.85
80            2.66   3.17   3.80   4.52   5.25   5.88
85            2.69   3.24   3.95   4.85   5.88   6.91

                            10 YEAR GUARANTEE PERIOD

                            AGE - UNISEX
              ---------------------------------------
AGE UNISEX     60     65     70     75     80     85
----------    ----   ----   ----   ----   ----   ----
60            2.21   2.38   2.51   2.60   2.65   2.68
65            2.38   2.65   2.87   3.05   3.16   3.22
70            2.51   2.87   3.23   3.54   3.76   3.89
75            2.60   3.05   3.54   4.03   4.43   4.70
80            2.65   3.16   3.76   4.43   5.06   5.53
85            2.68   3.22   3.89   4.70   5.53   6.22

                            15 YEAR GUARANTEE PERIOD

                            AGE - UNISEX
              ---------------------------------------
AGE UNISEX     60     65     70     75     80     85
----------    ----   ----   ----   ----   ----   ----
60            2.21   2.38   2.50   2.58   2.62   2.64
65            2.38   2.63   2.85   3.00   3.09   3.13
70            2.50   2.85   3.18   3.45   3.62   3.70
75            2.58   3.00   3.45   3.85   4.13   4.27
80            2.62   3.09   3.62   4.13   4.51   4.72
85            2.64   3.13   3.70   4.27   4.72   4.98

                            20 YEAR GUARANTEE PERIOD

                            AGE - UNISEX
              ---------------------------------------
AGE UNISEX     60     65     70     75     80     85
----------    ----   ----   ----   ----   ----   ----
60            2.20   2.36   2.47   2.53   2.55   2.56
65            2.36   2.59   2.78   2.89   2.94   2.96
70            2.47   2.78   3.04   3.22   3.31   3.34
75            2.53   2.89   3.22   3.46   3.58   3.62
80            2.55   2.94   3.31   3.58   3.72   3.77
85            2.56   2.96   3.34   3.62   3.77   3.83

OPTION 6B - JOINT AND SURVIVOR LIFE INCOME RATES - PAYMENTS ADJUSTED FOR INFLATION - LIFETIME PAYOUT - FIRST PAYMENT DUE AT BEGINNING OF PERIOD.

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED

                            AGE - FEMALE
              ---------------------------------------
AGE MALE       60     65     70     75     80     85
--------      ----   ----   ----   ----   ----   ----
60            2.26   2.48   2.66   2.80   2.88   2.94
65            2.40   2.71   3.00   3.25   3.43   3.54
70            2.50   2.90   3.32   3.73   4.06   4.30
75            2.57   3.04   3.58   4.18   4.74   5.20
80            2.61   3.12   3.77   4.55   5.39   6.18
85            2.63   3.17   3.89   4.82   5.94   7.14

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED

                            AGE - UNISEX
              ---------------------------------------
AGE UNISEX     60     65     70     75     80     85
----------    ----   ----   ----   ----   ----   ----
60            2.21   2.38   2.52   2.60   2.66   2.69
65            2.38   2.65   2.88   3.06   3.17   3.24
70            2.52   2.88   3.24   3.56   3.80   3.96
75            2.60   3.06   3.56   4.08   4.53   4.87
80            2.66   3.17   3.80   4.53   5.27   5.93
85            2.69   3.24   3.96   4.87   5.93   7.01

OPTION 7 - SINGLE LIFE INCOME RATES - PAYMENTS ADJUSTED FOR INFLATION - LIFETIME PAYOUT WITH CASH REFUND - FIRST PAYMENT DUE AT BEGINNING OF PERIOD.

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED

AGE            60     65     70     75     80     85
---           ----   ----   ----   ----   ----   ----
MALE          2.69   3.18   3.81   4.62   5.67   7.08
FEMALE        2.47   2.93   3.52   4.31   5.36   6.78

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED

AGE            60     65     70     75     80     85
---           ----   ----   ----   ----   ----   ----
UNISEX        2.51   2.98   3.58   4.37   5.42   6.84

OPTION 8 - JOINT AND SURVIVOR LIFE INCOME RATES - PAYMENTS ADJUSTED FOR INFLATION - LIFETIME PAYOUT WITH CASH REFUND - FIRST PAYMENT DUE AT BEGINNING OF PERIOD.

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED

                            AGE - FEMALE
              ---------------------------------------
AGE MALE       60     65     70     75     80     85
--------      ----   ----   ----   ----   ----   ----
60            2.22   2.42   2.57   2.66   2.69   2.70
65            2.34   2.63   2.88   3.06   3.16   3.19
70            2.42   2.78   3.15   3.47   3.68   3.78
75            2.46   2.88   3.35   3.83   4.22   4.47
80            2.47   2.92   3.47   4.09   4.70   5.18
85            2.47   2.93   3.51   4.23   5.05   5.82

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED

                            AGE - UNISEX
              ---------------------------------------
AGE UNISEX     60     65     70     75     80     85
----------    ----   ----   ----   ----   ----   ----
60            2.18   2.33   2.44   2.50   2.52   2.52
65            2.33   2.58   2.77   2.90   2.97   2.98
70            2.44   2.77   3.09   3.35   3.50   3.57
75            2.50   2.90   3.35   3.77   4.09   4.27
80            2.52   2.97   3.50   4.09   4.64   5.05
85            2.52   2.98   3.57   4.27   5.05   5.76

CUNA Mutual Insurance Society
A Mutual Insurance Company


/s/ Jeff Post
President